UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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BancFirst Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 26, 2005

To the Stockholders of BancFirst Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BancFirst Corporation (the “Company”) will be held at the BancFirst Corporation headquarters, Second Floor, 101 N. Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma, on May 26, 2005 at 9:00 a.m. for the following purposes:

1.	To elect six directors to serve until their successors are elected and have qualified;

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on April 14, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Your vote is important regardless of the number of shares you own. Each stockholder, even though he or she now plans to attend the Annual Meeting, is requested to sign, date and return the enclosed Proxy without delay in the enclosed return envelope. You may revoke your Proxy at any time prior to its exercise. Any stockholder present at the Annual Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Annual Meeting.

By Order of the Board of Directors

/s/ Joe T. Shockley, Jr.
Joe T. Shockley, Jr.
Executive Vice President,
CFO and Secretary

Oklahoma City, Oklahoma

April 29, 2005

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 26, 2005

This Proxy Statement is being furnished to the stockholders of BancFirst Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of such corporation for use at its Annual Meeting of Stockholders to be held May 26, 2005, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting dated April 29, 2005. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about April 29, 2005. THE SOLICITATION OF THE ACCOMPANYING PROXY IS MADE BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation, printing and mailing of this Proxy Statement and all proxy soliciting material which now accompany or may hereafter supplement it. The solicitation will be made by mail; however, proxies also may be solicited by personal interview, telephone or other electronic means by directors, officers or employees of the Company. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with the number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses in connection therewith.

The date of this Proxy Statement is April 29, 2005.

VOTING AND REVOCABILITY OF PROXIES

The close of business on April 14, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. On the record date, there were outstanding and entitled to vote 7,843,305 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors.

Under the provisions of the Oklahoma General Corporation Act and the Company’s Bylaws, a majority of the shares of outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Except as may be specifically required by the Oklahoma General Corporation Act, the Company’s Certificate of Incorporation or its Bylaws, and other than the election of directors, the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (a “Majority Vote”) shall be the act of the stockholders. For purposes of determining whether a proposal has received a Majority Vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. For purposes of determining whether a proposal has received a Majority Vote, in instances where brokers are prohibited from exercising discretionary authority for beneficial holders of Common Stock who have not returned a proxy (so-called “broker non-votes”), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

Common shares represented by properly executed proxies, unless previously revoked, will be voted at the Annual Meeting of Stockholders in accordance with the instructions thereon. If no direction is indicated, such shares will be voted for approval of the matters submitted, and, in connection with any other business that properly may come before such meeting, such shares shall be voted according to the discretion of the persons named as proxies.

Any holder of the Common Stock of the Company who executes a proxy has the continuing right to revoke the proxy at any time before it has been voted. Such right may be exercised (i) by delivering written notice of revocation, bearing a later date than the proxy card, to the corporate secretary of the Company; (ii) by delivering to such corporate secretary a duly executed proxy bearing a later date; or (iii) by attending the Annual Meeting and voting in person. Any holder of the Common Stock of the Company may appear and vote at the Annual Meeting, irrespective of whether he has previously given a proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

Unless otherwise indicated, the following table sets forth information as of April 14, 2005 with respect to any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, which is the Company’s only class of voting securities.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
David E. Rainbolt P.O. Box 26788 Oklahoma City, OK 73126	3,158,025	(1)	40.26%

BancFirst Corporation Employee Stock Ownership and Thrift Plan (the “ESOP”) P.O. Box 26788 Oklahoma City, OK 73126	510,781	(2)	6.51%

Investors Trust Company P. O. Box 400 Duncan, OK 73534	628,385	(3)	8.01%

Wellington Management Company, LLP 75 State Street Boston, MA 02109-1809	596,690	(4)	7.61%

(1)	Shares shown as beneficially owned by David E. Rainbolt include 3,117,820 shares held by R. Banking Limited Partnership, a family partnership of which Mr. Rainbolt is the general partner, and 12,908 shares held by the ESOP and allocated to the account of Mr. Rainbolt.

(2)	Consists of shares that are allocated to the accounts of participants who direct the ESOP trustee as to the voting of such shares.

(3)	Investors Trust Company, an Oklahoma-chartered trust company, acts as trustee or co-trustee of various trusts which, in the aggregate, own 628,385 shares. John C. Hugon and Tom H. McCasland, III, directors of the Company, are stockholders of Investors Trust Company and serve on its Board of Directors. Any voting or disposition of the Company’s Common Stock by Investors Trust Company is determined by its board of directors. No attribution of beneficial ownership of shares included as beneficially owned by Investors Trust Company has been made separately to its board members or owners, all of whom disclaim beneficial ownership of shares in such capacities.

(4)	Wellington Management Company, LLP (“Wellington”) is an investment advisor that manages funds for mutual fund sponsors, tax-exempt investors and individual clients. The firm also manages the Hartford family of mutual funds. Wellington, in its capacity as investment advisor, is deemed to beneficially own the 596,690 shares which are held of record by clients of Wellington.

Because of his position with the Company and his equity ownership therein, David E. Rainbolt may be deemed to be a “parent” of the Company for purposes of the Securities Act of 1933 (the “Act”).

Management

As of April 14, 2005, the directors and executive officers of the Company as a group (34 persons, including David E. Rainbolt and certain executive officers of the Company’s wholly-owned subsidiary, BancFirst (“BancFirst” or the “Bank”), beneficially owned 3,812,646 shares of the Company’s Common Stock (approximately 48.61% of the total shares outstanding at that date), excluding 145,460 shares represented by exercisable options. It is the intent of the directors and executive officers to vote these shares for the election of the nominees named herein as directors of the Company.

The following table sets forth as of April 14, 2005 the number of shares of Common Stock owned by (i) each director of the Company, (ii) each nominee for director, (iii) the executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group, together with the percentage of outstanding Common Stock owned by each.

	Amount of Beneficial Ownership		Percent of Class
Dennis L. Brand	20,273	(1)	0.26%
C. L. Craig, Jr.	19,985	(2)	0.25%
William H. Crawford	175,267	(3)	2.23%
James R. Daniel	13,773	(4)	0.18%
K. Gordon Greer	13,677	(5)	0.17%
Robert A. Gregory	4,778		0.06%
Dr. Donald B. Halverstadt	1,250	(6)	0.02%
John C. Hugon	50,242	(7)	0.64%
William O. Johnstone	7,445	(8)	0.09%
Dave R. Lopez	140		0.00%
J. Ralph McCalmont	99,964	(9)	1.27%
Tom H. McCasland, III	76,345		0.97%
Melvin Moran	90,229	(10)	1.15%
Ronald J. Norick	4,350	(11)	0.06%
Paul B. Odom, Jr.	8,500	(12)	0.11%
David E. Ragland	8,008	(13)	0.10%
David E. Rainbolt	3,158,025	(14)	40.26%
H. E. Rainbolt	30,418	(15)	0.39%
G. Rainey Williams, Jr.	12,400	(16)	0.16%
All directors and executive officers as a group (34 persons)	3,958,106		49.55%

(1)	Includes 3,273 shares held by the ESOP for the account of Mr. Brand and 15,000 shares Mr. Brand has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

(2)	Includes 5,000 shares Mr. Craig has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

(3)	Includes 175,000 shares deemed to be beneficially owned by Mr. Crawford as managing partner of Crawford Family Investments Limited Partnership and 267 shares held by the ESOP for the account of Mr. Crawford.

(4)	Includes 973 shares held by the ESOP for the account of Mr. Daniel and 12,500 shares Mr. Daniel has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

(5)	Includes 1,257 shares held by the ESOP for the account of Mr. Greer and 10,000 shares Mr. Greer has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

(6)	Includes 1,250 shares Dr. Halverstadt has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

(7)	Includes 37,846 shares held by a trust of which Mr. Hugon’s wife is the beneficiary and 5,000 shares Mr. Hugon has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

(8)	Includes 2,000 shares owned by a company that Mr. Johnstone controls, 445 shares held by the ESOP for the account of Mr. Johnstone and 5,000 shares Mr. Johnstone has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

(9)	Includes 94,964 shares held by the McCalmont Family LLC of which Mr. McCalmont is the manager and 5,000 shares Mr. McCalmont has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

(10)	Includes 43,900 shares held directly by Mr. Moran’s wife and 5,000 shares Mr. Moran has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

(11)	Includes 600 shares held by a partnership of which Mr. Norick is a general partner and 3,750 shares Mr. Norick has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

(12)	Includes 5,000 shares Mr. Odom has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

(13)	Includes 5,000 shares Mr. Ragland has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

(14)	Includes 3,117,820 shares held by R. Banking Limited Partnership, a family partnership of which David E. Rainbolt is the general partner, and 12,908 shares held by the ESOP for the account of Mr. Rainbolt.

(15)	Shares are held by the ESOP for the account of H. E. Rainbolt.

(16)	Includes 5,000 shares Mr. Williams has the right to acquire upon the exercise of options exercisable within 60 days after April 14, 2005.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Pursuant to provisions of the Company’s Certificate of Incorporation and Bylaws, the number of directors shall not be less than three nor more than 25; currently, the Board of Directors consists of 19 directors. The Company’s Certificate of Incorporation and Bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. The Independent Directors Committee of the Board of Directors serves as the nominating committee. In considering director candidates for nomination, the Independent Directors Committee considers various qualifications of the individuals including their occupation, business and other board experience, financial acumen and community involvement. The committee identifies director candidates recommended by existing board members and management, and will consider director candidates recommended by stockholders pursuant to the process described under “Communications and Proposals of Stockholders,” below.

The Independent Directors Committee has nominated Dennis L. Brand, C. L. Craig, Jr., John C. Hugon, J. Ralph McCalmont, Ronald J. Norick, and David E. Ragland for election as Class I directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2008, or until their successors are elected and qualified. All six nominees are incumbents. The current terms of the nominees commenced upon their election by the stockholders of the Company on May 23, 2002. Proxies cannot be voted for a greater number of persons than the number of nominees named. Other directors who are remaining on the Board will continue in office in accordance with their previous elections until the expiration of their terms at the 2006 or 2007 annual meeting, as the case may be, and until such directors’ successors have been elected and qualified or until the earlier of their death, resignation or removal.

The Board of Directors recommends a vote “FOR” the nominees for election to the Board of Directors for the term so specified.

Subject to a quorum, the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Abstentions and broker non-votes have no effect on determination of plurality except to the extent that they affect the total votes received by any particular candidate.

It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees. The Board of Directors expects that the nominees will be available for election but, in the event that any nominees are not so available, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees.

The information below and the section entitled “Security Ownership of Certain Beneficial Owners and Management” provide certain information about each nominee based on data submitted by such persons, including the principal occupation of such person for at least the last five years and any public company directorships held by such person:

Name (Age)	Business Experience During Past 5 Years and Other Information	Year First Elected Director
Nominees for Class I Directors to Serve for Three-Year Terms Expiring in 2008

Dennis L. Brand (57)	Mr. Brand has been Executive Vice President and Chief Operating Officer of the Company since October 2003. He was also elected President and Chief Executive Officer of the Bank in 2005. From 1999 to 2003 he was Executive Vice President of Community Banking. He was a Regional Executive and President of BancFirst Shawnee from 1992 to 1999.	2000

C. L. Craig, Jr. (60)	Mr. Craig is self employed in the investment and management of personal financial holdings. He served as Chairman of the Board of Directors of Lawton Security Bancshares, Inc. from 1983 until 1998.	1998

John C. Hugon (50)	Mr. Hugon has served as President and director of The Hugon Group, L.L.C., a privately-owned investment management, since 1996, and since 1985 he has served as a director of Investors Trust Company, an Oklahoma-chartered trust company. From 1986 to 1998, he was a director of AmQuest Financial Corp., and served as President of AmQuest from 1986 to 1991.	1998

J. Ralph McCalmont (69)	Mr. McCalmont is self employed in the investment and management of personal financial holdings. He was the Interim Director of the Oklahoma Tourism and Recreation Department from 2003 to 2004. He was a Vice Chairman of the Company from 1984 to 2000. Mr. McCalmont was also Chairman of The First National Bank, Guthrie, Oklahoma from February 1974 to April 1989.	1984

Name (Age)	Business Experience During Past 5 Years and Other Information	Year First Elected Director
Ronald J. Norick (63)	Mr. Norick is the Controlling Manager of Norick Investment Company, LLC, a family financial management company. He was the Mayor of Oklahoma City from April 1987 to April 1998. He was also President of Norick Brothers, Inc. from 1981 to 1992. Mr. Norick has formerly served as a director of two Oklahoma City banks, including City Bank, which was acquired by the Company in March 1996. He is a director of Sport Haley, Inc., a publicly-held golf clothing company.	2002

David E. Ragland (62)	Mr. Ragland has been President and Chief Executive Officer, and a director of Duncan Equipment Company, an industrial supply and equipment company, since 1981. He was also a director of AmQuest Financial Corp., a bank holding company, from 1985 to 1998.	2000

Continuing Class II Directors-Terms Expiring in 2006

James R. Daniel (65)	Mr. Daniel has been a Vice Chairman of the Company since 1997. From 1994 to 1997, he was President, Chief Executive Officer and Chairman of the Board of Directors of Bank One Oklahoma Corporation. He also served in various executive offices at Friendly Bank, Oklahoma City, Oklahoma from 1964 to 1972, and was its President and Chief Executive Officer from 1972 to 1993. Mr. Daniel is also a director of Integris Health, Inc., a not-for-profit corporation that owns and operates numerous hospitals and other healthcare facilities in Oklahoma.	1998

Robert A. Gregory (69)	Mr. Gregory has been a Vice Chairman of the Company since 1995, and was Chief Credit Officer of the Bank from 1995 to 2002. He was a Regional Executive of the Bank and also President of BancFirst Oklahoma City from 1989 to 1995. Mr. Gregory was Executive Vice President of Liberty National Bank & Trust Company of Oklahoma City from 1979 to March 1989.	1995

Tom H. McCasland, III (46)	Mr. McCasland was appointed a director of the Company in 2005 to fill a vacancy on the board. He has been President of Mack Energy Co. since 1996. He has also been an advisory director of BancFirst Duncan since 1998. Mr. McCasland has been a director of Investors Trust Company, an Oklahoma-chartered trust company, since 1984. He previously served on the Board of Directors of Cache Road National Bank of Lawton, Oklahoma, and Charter National Bank of Oklahoma City, Oklahoma.	2005

Paul B. Odom, Jr. (76)	Since 1950, Mr. Odom has been involved in commercial and residential land development and property management through P. B. Odom Enterprises, Inc. He previously served on the Board of Directors of Stockyards Bank, Friendly Bank and Central Bank, all located in Oklahoma City, Oklahoma, as well as Bank One of Oklahoma City and its holding company, Bank One Oklahoma Corporation.	1998

Name (Age)	Business Experience During Past 5 Years and Other Information	Year First Elected Director
H. E. Rainbolt (76)	Mr. Rainbolt has been Chairman of the Board of Directors of the Company since 1984 and was its President and Chief Executive Officer from 1984 to 1991. He has been a director of InterGenetics Incorporated, a biotech company, since 2004. Since 1997, Mr. Rainbolt has also been a partner of Intersouth Venture Partners, a privately-owned venture capital fund. Mr. Rainbolt is a director of Sonic Corp., a publicly-held franchiser of fast-food restaurants. H. E. Rainbolt is the father of David E. Rainbolt.	1984

G. Rainey Williams, Jr. (44)	Mr. Williams has been President of Marco Holding Corporation, a private investment capital partnership, and its predecessors since 1988. He is a member of the Company’s Senior Trust Committee and was an advisory director from 2000 to 2003.	2003

Continuing Class III Directors-Terms Expiring in 2007

William H. Crawford (67)	Mr. Crawford is an employee of BancFirst. He was Chairman and Chief Executive Officer of First Southwest Corporation from 1970 to 2000. He has also been a director of First of Grandfield Corporation since 1992. Mr. Crawford was Vice Chairman of BankSouth Corporation From 1975 to 1998 and Vice Chairman of FCB Financial Corporation from 1984 to 1997.	2000

K. Gordon Greer (68)	Mr. Greer has been a Vice Chairman of the Company since 1997, and a director and Vice Chairman of the Bank since 1996. He was Chairman and Chief Executive Officer of Bank IV, N.A. of Wichita, Kansas from 1989 to 1996. He was Chairman of First National Bank of Tulsa, Oklahoma from 1984 to 1989, and President of Liberty National Bank & Trust Company of Oklahoma City from 1976 to 1984.	1997

Dr. Donald B. Halverstadt (70)	Dr. Halverstadt is the senior physician of the Pediatric Urology Service at the Children’s Hospital of Oklahoma. He is also a vice chairman and one of ten governors of the Oklahoma University Medical Center Hospital System of the Health Sciences Center in Oklahoma City. Dr. Halverstadt is a past chairman of the University of Oklahoma Board of Regents, of which he was a member from 1993 to 2000, as well as a past chairman of the Oklahoma State Regents for Higher Education, of which he was a member from 1988 to 1993. He was a director of Lincoln National Bancorporation, a bank holding company in Oklahoma City, Oklahoma. Dr. Halverstadt is a director of Triad Hospitals, Inc., a publicly-held health care company.	2004

Name (Age)	Business Experience During Past 5 Years and Other Information	Year First Elected Director
William O. Johnstone (57)	Mr. Johnstone is the Chief Executive Officer of Council Oak Partners, LLC, a subsidiary of BancFirst Corporation. He is also the Chief Executive Officer of Council Oak Investment Corporation, a subsidiary of BancFirst. He has been a Vice Chairman of the Company since 1996. From 1996 to 2001, he served as Chairman and Chief Executive Officer of C-Teq, Inc., a company that provided data processing services to financial institutions. From 1985 until 1996, Mr. Johnstone served as President and Chairman of the Board of City Bankshares, Inc. and its subsidiary, City Bank, Oklahoma City, Oklahoma.	1996

Dave R. Lopez (54)	Mr. Lopez was appointed a director of the Company in 2005 to fill a vacancy on the Board. He has been the President of Downtown Oklahoma City, Inc., a non-profit organization that advocates progress for the Oklahoma City central business district, since 2004. In 2003, he was Vice President of Development for the Oklahoma Arts Institute. From 1979 to 2001, Mr. Lopez held various officer positions with SBC Communications, including President of SBC’s Oklahoma and Texas operations.	2005

Melvin Moran (74)	Mr. Moran has been involved in the oil and gas industry for over 40 years and, since 1982, has been managing partner of Moran-K Oil, LLC. Since 1980 he has also been a managing partner of Moran Oil Enterprises. Both Moran-K Oil and Moran Oil Enterprises are privately-held oil and gas production companies.	1984

David E. Rainbolt (49)	Mr. Rainbolt has been President and Chief Executive Officer of the Company since January 1992 and was Executive Vice President and Chief Financial Officer of the Company from July 1984 to December 1991.	1984

Executive Officers

The executive officers of the Company (including certain executive officers of the Bank), other than those listed above as directors or nominees for directors, are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his or her successor.

Name	Age	Officer Since	Position
E. Wayne Cardwell	64	1984	Regional Executive, BancFirst

Scott Copeland	40	1992	Executive Vice President and Chief Information Officer, BancFirst, and Member of the Administrative Committee

Roy C. Ferguson	58	1992	Regional Executive, BancFirst, and Member of the Senior Credit Committee

Randy Foraker	49	1987	Executive Vice President and Chief Risk Officer, Treasurer and Assistant Secretary, and Member of the Administrative Committee

D. Jay Hannah	49	1984	Executive Vice President of Financial Services, BancFirst, and Member of the Administrative Committee

Name	Age	Officer Since	Position
David R. Harlow	42	1984	Regional Executive, BancFirst

Karen James	49	1984	Regional Executive, BancFirst

Dennis Murphy	51	1989	Executive Vice President of Internal Audit, BancFirst, and Member of the Administrative Committee

Robert M. Neville	49	1986	Senior Vice President of Investments, BancFirst, and Member of the Administrative Committee

Dale E. Petersen	54	1984	Executive Vice President of Asset Quality, BancFirst, and Member of the Administrative Committee

J. Michael Rogers	61	1986	Senior Vice President of Human Resources, BancFirst, and Member of the Administrative Committee

Darryl Schmidt	43	2002	Executive Vice President and Chief Credit Officer, Director, BancFirst, and Member of the Executive Committee and the Administrative Committee

David M. Seat	54	1995	Regional Executive, BancFirst

Joe T. Shockley, Jr.	53	1996	Executive Vice President and Chief Financial Officer, Director, BancFirst, and Member of the Administrative Committee

Board of Directors and Committees

The Board of Directors met 12 times during 2004. No director attended fewer than 75% of all meetings of the Board of Directors and committees on which they served. Of the 19 directors at the time, 16 directors attended the 2004 Annual Meeting of Stockholders.

The Board of Directors has standing an Executive Committee, an Audit Committee, a Compensation Committee and an Independent Directors Committee. The Bank has standing an Administrative Committee, which also reports to the Board of Directors of the Company.

The Executive Committee has the authority to exercise all the powers of the Board of Directors during the intervals between full Board meetings, except the power to amend the Bylaws. Members of the Executive Committee in 2004 were Dennis L. Brand, James R. Daniel, K. Gordon Greer (Chairman), Robert A. Gregory, David E. Rainbolt, H. E. Rainbolt and Darryl Schmidt. The Executive Committee met 15 times during 2004.

The Audit Committee of the Company also serves as the Audit Committee of the Bank. The Audit Committee is responsible for conducting an annual examination of the Company and for ensuring that adequate internal controls and procedures are maintained. An independent accountant is engaged to conduct the annual examination and the Audit Committee meets with the independent accountant to discuss the scope and results of the examination. Additionally, the Internal Auditor of the Bank reports to the Audit Committee. During 2004, the Audit Committee was composed of Marion C. Bauman (Chairman), John C. Hugon and J. Ralph McCalmont, who all met the independence requirements for audit committees. The Audit Committee does not have a member serving on the committee who meets the requirements of a “financial expert.” Each of the committee members does have substantial experience in banking, and in analyzing and evaluating bank holding company financial statements. In addition, the Audit Committee has engaged a partner of a CPA firm to advise and consult with the committee on matters of accounting, auditing and internal controls. The Audit Committee met 12 times during 2004. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to this Proxy Statement.

The Compensation Committee of the Company determines the compensation of the Chief Executive Officer, and reviews and approves the compensation of the other executive officers of the Company. During 2004, the Compensation Committee was composed of C. L. Craig, Jr. (Chairman), Melvin Moran and David E. Ragland, who are all independent directors. The Compensation Committee met twice during 2004, although it operated on an informal basis throughout the year through discussions and actions at regular Board meetings and through conversations with management and the other directors. The Board of Directors as a whole administers the BancFirst Corporation Stock Option Plan (the “Stock Option Plan”) and the Non-Employee Directors’ Stock Option Plan (the “Directors’ Stock Option Plan”). A report from the Compensation Committee and the Board of Directors is presented under “Compensation of Directors and Executive Officers–Report of the Compensation Committee and the Chief Executive Officer on Executive Compensation.”

The Independent Directors Committee meets periodically in executive session to discuss significant matters and review the actions of management of the Company, and also serves as the Board’s nominating committee. A charter was adopted for the Independent Directors Committee in 2004. A copy of this charter was included as an appendix to the Company’s Proxy Statement dated April 29, 2004. The Independent Directors Committee consists of those directors who meet the applicable independence requirements, which during 2004 were Marion C. Bauman, C. L. Craig, Jr. (Chairman), Dr. Donald B. Halverstadt, John C. Hugon, J. Ralph McCalmont, T. H. McCasland, Jr., Melvin Moran, Ronald J. Norick, Paul B. Odom, Jr., David E. Ragland and G. Rainey Williams, Jr. The Independent Directors Committee met twice during 2004.

The Administrative Committee is a management committee of the Bank and assists the Board of Directors and executive management with administration of corporate policies and procedures, and with other matters concerning the management of the Company’s business. During 2004, the members of the Administrative Committee were Dennis L. Brand, Scott Copeland, James R. Daniel, Randy Foraker, D. Jay Hannah, Dennis Murphy, Dale E. Peterson, David E. Rainbolt (Chairman), Darryl Schmidt, and Joe T. Shockley, Jr. The Administrative Committee met 12 times during 2004.

Code of Ethics

The Company has adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers that sets forth the principles and responsibilities for professional and ethical conduct of the Company’s Chief Executive Officer and its senior financial officers. The Company has also adopted a Corporate Code of Conduct that sets forth the Company’s policies and principles regarding the ethical and legal behavior expected of its directors, officers and employees. Copies of the Code of Ethics and the Corporate Code of Conduct may be requested by writing to: Corporate Secretary, BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors and certain officers of the Company to file reports with the Commission reflecting transactions by such persons in the Company’s Common Stock. During and with respect to 2004, to the knowledge of the Company or based on information provided by such persons to the Company, all officers, directors and beneficial owners of more than 10% of the Common Stock of the Company subject to such filing requirements fully complied with such requirements, with the exception of the following: a Form 3 was filed late for Dr. Donald B. Halverstadt, and Form 4s were filed late for Randy Foraker and J. Michael Rogers.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information with respect to annual and other compensation paid or awarded to the Company’s Chief Executive Officer and its four most highly compensated executive officers (including certain executive officers of the Bank) other than the Chief Executive Officer (each, a “Named Executive Officer” and collectively, the “Named Executive Officers”), for or with respect to the fiscal years ended December 31, 2004, 2003 and 2002.

Name and Principal Position	Fiscal Year	Annual Compensation			Long-Term Compensation
		Salary	Bonus		Securities Underlying Options	All Other(1) Compensation
David E. Rainbolt President and Chief Executive Officer	2004 2003 2002	$250,000 220,000 205,000		$50,000 33,000 41,000	— — —	$16,605 12,000 13,500

Dennis L. Brand Executive Vice President and Chief Operating Officer	2004 2003 2002	$240,000 210,000 190,000		$48,000 42,000 38,000	— — —	$16,605 12,000 14,000

James R. Daniel Vice Chairman	2004 2003 2002	$223,000 223,000 223,000		$44,600 44,600 44,600	— — —	$10,455 6,000 8,000

William O. Johnstone Vice Chairman	2004 2003 2002	$200,000 200,000 200,000	$	— — —	— — —	$15,834 11,723 14,000

Darryl Schmidt Executive Vice President and Chief Credit Officer	2004 2003 2002	$195,000 183,000 139,926		$39,000 36,600 5,000	— 15,000 15,000	$16,605 12,000 —

(1)	Consists of contributions by the Company to the ESOP for the benefit of the Named Executive Officer.

Stock Option Grants

No stock option grants were made to any of the Named Executive Officers during 2004.

Fiscal Year End Option Values

The following table sets forth certain information regarding outstanding options granted under the Stock Option Plan and the Directors’ Stock Option Plan held by the Named Executive Officers on December 31, 2004. For the purposes of this table, the “value” of an option is the difference between the market value at December 31, 2004 of the shares of Common Stock subject to the option and the aggregate exercise price of such option. No outstanding options were repriced by the Company during 2004.

Name	Option Exercises	Value Received (1)	Number of Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David E. Rainbolt	—	$—	—	—	$—	$—

Dennis L. Brand	—	—	15,000	5,000	800,950	228,600

James R. Daniel	17,500	420,438	12,500	—	576,313	—

William O. Johnstone	—	—	5,000	—	219,900	—

Darryl Schmidt	—	—	—	30,000	—	1,019,400

(1)	Value received is the difference between the fair market value at the exercise date and the aggregate exercise price of the option.

(2)	Based on the December 31, 2004 closing price of the Company’s Common Stock of $78.98.

Compensation of Directors

Each member of the Board of Directors receives a fee of $500 per quarter. Audit Committee members are paid an additional $500 per meeting and the chairman of the Audit Committee receives an additional fee of $3,750 per quarter. Non-employee directors are granted 5,000 options under the Directors’ Stock Option Plan at the time they are first elected as a director.

Compensation Committee Interlocks and Insider Participation

During 2004, the Compensation Committee was comprised of C. L. Craig, Jr. (Chairman), Melvin Moran and David E. Ragland, none of whom are employees or current or former officers of the Company, nor had any relationship with the Company required to be disclosed under “Transactions with Management.”

Report of the Compensation Committee on Executive Compensation

The report of the Compensation Committee appearing below and the information herein under “Company Performance” shall not be deemed “soliciting material” or to be “filed” with the Commission or subject to the Commission’s proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Act or the Exchange Act.

To our Stockholders:

The Compensation Committee of the Board of Directors has responsibility for determining the compensation of the Chairman of the Board and the Chief Executive Officer, and for reviewing and approving the compensation of the other members of the Executive Committee as determined by the Chief Executive Officer. The compensation of all other executive officers is determined by the Chief Executive Officer pursuant to authority delegated to him by the Board of Directors, in consultation with the budget review committee and appropriate supervisory personnel, subject to review and approval by the Compensation Committee.

General Executive Compensation Policies

The executive compensation policy of the Company is to provide a compensation program that will attract, motivate and retain the high-caliber executives necessary to achieve the Company’s business strategies, while at the same time ensuring that an appropriate relationship exists between executive compensation and the creation of stockholder values. The Compensation Committee applies this philosophy in determining the compensation of the respective executive officers over whom such committee has responsibility with respect to salary, bonuses and stock options.

Each compensation element supports the Company’s mission, values and culture. The compensation principles that link the individual elements into an integrated compensation strategy are as follows: (i) competitive compensation within industry and peer companies; (ii) individual compensation correlated with personal performance and stockholder value creation; and (iii) a compensation structure that directly aligns the executives with the interests and concerns of stockholders. Additionally, each executive officer’s level of responsibility is considered in setting executive compensation, meaning that the Company generally pays greater compensation to persons having higher levels of responsibility.

The Company’s executive officers are paid base salaries that the Compensation Committee has determined to be fair for their assigned responsibilities in comparison with similar positions in other public companies in the banking industry. The Compensation Committee periodically uses surveys to assist them in establishing the base salaries of the executives over which such committee has responsibility for setting compensation. The Compensation Committee makes these comparisons in an effort to determine whether the Company’s executive compensation is reasonable and remains competitive enough to allow the Company to retain skilled executives. The Compensation Committee believes that the compensation paid to the Company’s executive officers is in the median range of compensation of executive officers of companies to which these comparisons are made. In addition to making such comparisons and considering levels of responsibility, the Compensation Committee considers individual performance and the Company’s performance in terms of stock price, earnings and cash flow. However, the determination of base salaries is not strictly tied to performance criteria, and, in determining base salary levels, the Compensation Committee believes that it affords approximately equal weight to each of the factors described herein.

The Company’s executive officers, including the Chief Executive Officer, participate in an Incentive Bonus Program. Bonus amounts earned are based on the attainment of budgeted earnings and asset quality goals, and can be in amounts of up to 20% of the executive officer’s base salary, depending upon an objective review of the degree of attainment of such goals, as well as both an objective and subjective review of the respective executive officer’s contribution thereto. Individual goals in each case are established by the Compensation Committee with respect to the Chief Executive Officer or, with respect to the other executive officers, by the Chief Executive Officer subject to the review and approval of the Compensation Committee.

The Company’s executive officers also are eligible to participate in the BancFirst Corporation Stock Option Plan. Stock options provide executives the opportunity to acquire an equity interest in the Company and to share in the appreciation of the stock’s value, thereby aligning their interests with those of the stockholders. The Plan is administered by the Board of Directors. Option grants made to executive officers are also approved by the Compensation Committee. In determining option grants, neither the Board nor the Compensation Committee takes into account the amount and value of options currently held, and the Company does not have a target ownership level of equity holdings by its executives. During 2004, stock options for a total of 57,550 shares were granted to employees of the Company, at varying exercise prices equal to the fair market value of the Common Stock on the date of grant. No options were granted to any of the Named Executive Officers in 2004.

Compensation of the Chief Executive Officer

The Chief Executive Officer’s compensation is determined by the Compensation Committee. The Compensation Committee believes that the compensation paid to David E. Rainbolt, the Company’s President and Chief Executive Officer, is in the median range of compensation of the chief executive officers of companies to which the comparisons are made. For 2004, the base salary of the Chief Executive Officer was set at $250,000. Mr. Rainbolt also received a bonus of $50,000 for 2004, compared to a bonus of $33,000 for 2003. In making decisions regarding Chief Executive Officer compensation, the Compensation Committee took into account results of operations of the Company, conditions in the banking industry as a whole and Mr. Rainbolt’s contributions to the Company.

The Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1 million. This was not applicable to the Company for the fiscal year ended December 31, 2004. However, the Compensation Committee and the Board of Directors intend to monitor executive compensation levels and adopt policies, as necessary, to obtain maximum deductibility of executive compensation while providing motivational and competitive performance-based compensation. The Compensation Committee and the Board of Directors will continue to monitor the tax regulations to determine if any executive compensation program changes are necessary.

Compensation Committee:

C. L. Craig, Jr. (Chairman)

Melvin Moran

David E. Ragland

Company Performance

Presented below is a line graph which compares the percentage change in the cumulative total return on the Company’s Common Stock to the cumulative total return of the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Bank Stock Index, both as compiled by the University of Chicago Center for Research in Security Price (“CRSP”). The period presented is from January 1, 2000 through December 31, 2004. The graph assumes an investment on January 1, 2000 of $100 in the Company’s Common Stock and in each index, and that any dividends were reinvested. The values presented for each quarter during the period represent the cumulative market values of the respective investments.

TRANSACTIONS WITH MANAGEMENT

BancFirst has made loans in the ordinary course of business to certain directors and executive officers of the Company and to certain affiliates of these directors and executive officers. None of these loans outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

In January 2004, the Company purchased land for one of its branches from Paul B. Odom, Jr., one of its directors, for $540,000, pursuant to a purchase option in an existing lease agreement for the property.

The Company owns 75% of Century Life Assurance Company (“Century Life”), a life insurance company. The other 25% of Century Life is owned by Pickard Limited Partnership, a family partnership owned by H. E. Rainbolt, Chairman of the Board, David E. Rainbolt, President and Chief Executive Officer, and other members of the Rainbolt family. The 25% ownership by Pickard Limited Partnership permits Century Life to maintain its preferential federal income tax rate as a small insurance company. These shares are subject to an option agreement whereby the Company may purchase the shares at net book value. The Company sells credit life, credit accident and health, and ordinary life insurance policies issued by Century Life, and retains 40% of the commissions for such sales, which is the maximum amount permitted by law. The net income of Century Life for the year ended December 31, 2004 was $386,000.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP (“Ernst & Young”) was the Company’s independent auditor for fiscal year 2004 and has been approved by the Audit Committee to review the Company’s financial statements for the first quarter of 2005. The selection of independent public accountants for the remainder of 2005 is still under review. Representatives of Ernst & Young are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.

The Audit Committee reviews audit services and, if applicable, non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of any non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. No non-audit services were performed by Ernst & Young during 2004, and Ernst & Young has advised the Company that they are independent with respect to the Company.

Additional information concerning the Audit Committee and its activities with Ernst & Young can be found in the following sections of this proxy statement: “Board of Directors and Committees” and “Report of the Audit Committee.”

The following table shows the fees incurred by the Company for the audit and other services provided by Ernst & Young for fiscal years 2004 and 2003.

	2004	2003
Audit fees	$455,000	$141,000
Audit-related fees	51,500	—
Tax fees	—	—
All other fees	—	—

Total	$506,500	$141,000

REPORT OF THE AUDIT COMMITTEE

The following report is for the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process for fiscal year 2004.

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market. The Board of Directors has adopted an audit committee charter, a copy of which is attached as Appendix A to this Proxy Statement. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditor is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with management and the auditor, and the experience of the Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management’s and the independent auditor’s presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company’s internal compliance programs.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations to the Audit Committee included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement on Auditing Standards No. 90, “Audit Committee Communications.”

The Company’s independent auditor also provided the Audit Committee with the written disclosures required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditor that firm’s independence.

Following the Audit Committee’s discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2004.

Audit Committee:

J. Ralph McCalmont (Chairman)

John C. Hugon

David E. Ragland

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the year ended December 31, 2004 accompanies this Proxy Statement. No parts of the Annual Report are incorporated by reference into this Proxy Statement and the Annual Report is not deemed to be a part of the proxy soliciting material.

The Company files reports electronically with the Securities and Exchange Commission (the “SEC”), including an annual report on Form 10-K. The Company provides links on its Internet website to the SEC’s website where these reports can be obtained. The Company’s annual report on Form 10-K for the year ended December 31, 2004 (other than the exhibits thereto) is also available upon written request without charge. Such requests should be directed to: Randy Foraker, Executive Vice President, BancFirst Corporation, 101 North Broadway, Oklahoma City, Oklahoma 73102. The public may read and copy any materials that the Company files with the SEC at the Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by call 1-800-732-0330. In addition, since the Company is an electronic filer, the reports that the Company files electronically with the SEC may be obtained at the SEC’s website at http://www.sec.gov.

COMMUNICATIONS AND PROPOSALS OF STOCKHOLDERS

Stockholders can send communications, including recommendations for director candidates, to the Board of Directors as a whole, or to individual directors, by addressing such communications as shown below. All communications are distributed to the Board of Directors, as appropriate, depending upon the facts and circumstances outlined in the communications received. For example, if any complaints regarding accounting and/or auditing matters are received, they may be forwarded by the Corporate Secretary to the Chairman of the Audit Committee for review.

Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders will be considered by the Board of Directors if the written proposal, complying with the requirements established by the SEC, is received at the address below no later than December 22, 2005.

Address for communications:

Corporate Secretary

BancFirst Corporation

101 N. Broadway

Oklahoma City, Oklahoma 73102

OTHER MATTERS

The management of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, it is the intent of the persons named in the proxy to vote all proxies with respect to such matter in accordance with the recommendations of the Board of Directors.

Appendix A

BANCFIRST

AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE PURPOSE:

The Audit Committee is appointed by the Board of Directors of BancFirst Corporation together with its subsidiaries, (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent external auditors and internal audit department.

•	Provide an avenue of communication among independent external auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent external auditors as well as anyone in the organization. The Audit Committee shall have the authority and funding to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

COMMITTEE COMPOSITION AND MEETINGS:

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chairman is not designated, the members of the Committee may designate a Chairman by majority vote of the Audit Committee membership. Each Audit Committee member shall be a member of the Board of Directors, shall be independent in accordance with Section 301 of the Sarbanes-Oxley Act of 2002 (the “SOA”) and shall meet the criteria of the Marketplace Rules of The Nasdaq Stock Market, Inc. for membership on the Audit Committee.

The Committee shall meet at least monthly, or more frequent as circumstances dictate. The Audit Committee Chairman shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with bank management, chief internal auditor, the independent external auditors, and as a committee discuss any matters that the Committee or each of these groups believes should be discussed.

The Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the committee charter.

ROLE AND RESPONSIBILITIES:

The responsibilities of the Audit Committee and its related role are as follows:

Review and reassess the adequacy of the Audit Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

Review the Company’s quarterly financial statements prior to filing or distribution. The review should include discussions with management, and if considered necessary the independent external auditors, regarding any significant accounting or disclosure matters.

Review the Company’s annual audited financial statements prior to filing or distribution. The review should include discussions with management and the independent external auditors regarding any significant accounting or disclosure matters.

In consultation with management, the independent external auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and steps management has taken to monitor, control, and report such exposures. Review significant findings reported by the independent external auditors and the internal auditing department together with management’s responses.

1

Review and approve all related party transactions in advance.

INDEPENDENT EXTERNAL AUDITORS:

The responsibilities of the Audit Committee as it relates to the independent external auditors are as follows:

The Audit Committee shall have the sole authority to select and appoint the Company’s independent external auditors, and approve the fees for their services. The independent external auditors shall report directly to the Audit Committee and the Audit Committee shall oversee their work, including the resolution of any disagreements between management and the auditors regarding financial reporting.

The Audit Committee shall pre-approve any non-audit services provided by the independent external auditors.

On an annual basis, the Audit Committee should review and discuss with the independent external auditors all significant relationships they have with the Company that could impair the auditor’s independence.

Review the independent external auditors audit plan. Discussions should include, but not limited to, the scope, staffing, locations, reliance upon management or the internal auditor and the general audit approach.

Prior to releasing the bank’s annual reports, discuss the results of the audit with the independent external auditors. Discuss certain matters that are required to be communicated to audit committees in accordance with SAS 61.

Consider any comments by the independent external auditors regarding the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

INTERNAL AUDITORS:

The responsibilities of the Audit Committee as it relates to the internal auditors are as follows:

Review the internal audit budget, plan, and changes in plan, activities, organizational structure, and qualifications of the internal audit staff, as needed.

Review the appointment, performance, and replacement of the chief internal auditor.

Review significant reports prepared by the internal audit department together with any management response and follow-up to these reports.

OTHER RESPONSIBILITIES:

On at least an annual basis, review with the Company’s general counsel, any legal matters that could have a significant impact on the Company’s financial statements, compliance with applicable laws or regulations, and inquires received from regulators or governmental agencies.

Annually prepare a report to the Company’s shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement. Perform any other activities consistent with the Audit Charter, Company’s by-laws, and governing law, as the Audit Committee or Board of Directors deems necessary or appropriate.

The Audit Committee shall establish and maintain procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters.

Maintain minutes of meetings and periodically report to the Board of Directors on significant external or internal audit findings.

2

BANCFIRST CORPORATION Oklahoma City, Oklahoma	PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 26, 2005.
Your vote is important! Please sign and date on the reverse and return promptly in the enclosed envelope.
The undersigned hereby appoints David E. Rainbolt and Randy P. Foraker as Proxies, each with the power to appoint his substitute and each with full power to act without the other, and hereby authorizes them to present and vote all shares of Common Stock of the undersigned of BancFirst Corporation (“Company”) which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the BancFirst Corporation headquarters, Second Floor, 101 N. Broadway (the corner of Main Street and Broadway), Oklahoma 73102, on Thursday, May 26, 2005, at 9:00 a.m. and at any and all adjournments thereof as follows:

1. ELECTION OF DIRECTORS
☐ FOR all nominees listed below (Except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Class I: Dennis L. Brand, C. L. Craig, Jr., John C. Hugon, J. Ralph McCalmont, Ronald J. Norick, David E. Ragland
Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name below.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Continued and to be signed and dated on the reverse side)

P R O X Y

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.
This proxy also provides voting instructions for shares in Common Stock held in the BancFirst Corporation Employee Stock Ownership and Thrift Plan.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 26, 2005, and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.

Please mark Change of Address below.
SIGNATURE(S) DATE
Please date, sign exactly as name appears herein, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by authorized officer, giving title. If a partnership, sign in partnership name by authorized person. In case of joint ownership, each joint owner must sign.

P R O X Y